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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 31, 1996



             (Exact name of registrant as specified in its charter)
                          Store Liquidation Co., Inc.



(State or other jurisdiction    (Commission      (IRS Employer
of incorporation)               File Number)  Identification No.)
Pennsylvania                        0-27182           25-1624305


                    (Address of principal executive offices)
                Eleven Lloyd Avenue, Latrobe, Pennsylvania 15650



       Registrant's telephone number, including area code: (412) 537-5380



         (Former name or former address, if changed since last report)
                             THE ITALIAN OVEN, INC.
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Items 2. and 5.  Acquisition or Disposition of Assets; Other Events.

          Store Liquidation Company, Inc. (formerly known as The Italian Oven, Inc.) (the "Company") issued press releases on December 31, 1996 (pertaining to
(i) execution of delivery of a definitive agreement to sell (the "Sale") substantially all of its assets to an affiliate of the Whitecliff Group, Inc. and (ii) delisting of the Company's common stock by the NASDAQ Stock Market, Inc.), January 20, 1997 (pertaining to the receipt of the approval of the Sale by the Bankruptcy Court overseeing the Company's reorganization under Chapter 11 of the Bankruptcy Code) and February 10, 1997 (pertaining to (i) closing of the Sale, (ii) the Company's name change and (iii) the resignation of a director). Copies of the press releases are filed as Exhibits to this Current Report on Form 8-K.

          On April 11, 1997, the Company filed its Plan of Reorganization and Disclosure Statement with the Bankruptcy Court overseeing the Company's reorganization under Chapter 11 of the United States Bankruptcy Code (such proceedings are conducted at Case No. 96-25512-JFK) in the Western District of Pennsylvania. The Plan does not provide for any payments to shareholders of the Company and general unsecured creditors of the Company will not receive the full value of their claims against the Company.

          A hearing before the Bankruptcy Court on the Plan and Disclosure Statement is scheduled for May 27, 1997.

          The Company did not file and does not anticipate that it will file its Annual Report on Form 10-K for the year ended December 29, 1996 because the Company does not have financial resources sufficient to enable its financial statements for fiscal 1996 to be audited. Similarly, the Company has not filed and does not anticipate that it will file its Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, since the Company has reduced its operations to the point that it currently employs only two people on a part-time basis and, accordingly, lacks the resources needed to prepare such Quarterly Report.

Item 7.  Financial Statements and Exhibits

      (c)   Exhibits:

            99.1    Press Release dated December 12, 1996
            99.2     Press Release dated January 20, 1997
            99.3    Press Release dated February 10, 1997


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          Pursuant to the requirements of the Securities Exchange Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   STORE LIQUIDATION CO., INC.



                                    By:  /s/ Gary L. Steib
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                                         Gary L. Steib
Date: May 19, 1997

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